Exhibit 10.1.50
EXECUTION COPY

PLEDGE AGREEMENT
made by
MIRANT MARSH LANDING HOLDINGS, LLC,
as the Pledgor,
MIRANT MARSH LANDING, LLC,
as the Borrower,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

Dated as of October 8, 2010

i

ANNEX 1	- Membership Interests
ANNEX 2	- Filing Details
ANNEX 3	- New Debtor Events
EXHIBIT A	- Form of Assumption Agreement

PLEDGE AGREEMENT
          PLEDGE AGREEMENT, dated as of October 8, 2010 (this “Agreement”), among MIRANT MARSH LANDING HOLDINGS, LLC, a Delaware limited liability company (the “Pledgor”), MIRANT MARSH LANDING, LLC, a Delaware limited liability company (the “Borrower”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for the Secured Parties (the “Collateral Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Collateral Agent, Deutsche Bank Trust Company Americas, in its capacity as depositary bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”) and The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and the lenders party thereto are entering into the Credit Agreement dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for, subject to the terms and conditions thereof, Loans and other extensions of credit to be made to the Borrower to finance the Development. In addition, the Borrower may from time to time be obligated to various Permitted Swap Counterparties in respect of one or more Permitted Swap Agreements.
          WHEREAS, the Pledgor owns, directly, all the membership interests in the Borrower and will benefit from the making of the Loans and other extensions of credit, in each case, to the Borrower for the Development.
          WHEREAS, it is a condition precedent to Closing Date that Pledgor shall have executed and delivered, and granted the Liens provided for in, this Agreement.
A G R E E M E N T
          NOW THEREFORE, to induce the Secured Parties to enter into, and to extend credit under, the Financing Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent as follows:
          SECTION 1. Definitions.
          (a) For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement and (ii) the principles of construction set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply.
          (b) Except for the terms defined in this Agreement or in the Credit Agreement, all terms defined in Article 8 or 9 of the Uniform Commercial Code of the State of New York which are used in this Agreement shall have the meaning specified in such Articles.
          In addition, the following terms shall have the meanings herein specified:

          “Borrower Operating Agreement” shall mean the Amended and Restated Limited Liability Company Agreement, dated as of August 19, 2010, between the Borrower and the Pledgor.
          “Collateral” shall have the meaning provided in Section 2.
          “Federal Securities Law” shall have the meaning provided in Section 9(f).
          “Financing Statements” shall have the meaning provided in Section 4(g).
          “Membership Interests” shall have the meaning provided in Section 2(a).
          “Qualifying Transferee” shall mean any Person (other than the Collateral Agent) that acquires Collateral from the Pledgor in accordance with Section 5(e).
          “Secured Obligation Documents” shall have the meaning provided in the Collateral Agency Agreement.
          “Secured Obligation Default” shall have the meaning provided in the Collateral Agency Agreement.
          “Secured Obligation Event of Default” shall have the meaning provided in the Collateral Agency Agreement.
          “Secured Obligations” shall have the meaning provided in the Collateral Agency Agreement.
          “UCC” shall mean the Uniform Commercial Code of the State of New York.
          “Uncertificated Security Control Agreement” shall have the meaning provided in Section 6(e).
          SECTION 2. Pledge and Security Interest.
          The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a continuing first priority lien on and security interest in and to, all of its presently owned or hereafter acquired right, title and interest in and to the following (the “Collateral”):
          (a) (i) The membership interests in the Borrower identified in Annex 1 and all other membership interests or shares of capital stock of whatever class of the Borrower, now or hereafter owned by the Pledgor, and all certificates or instruments representing the same (collectively, the “Membership Interests”) and (ii) all rights and benefits of the Pledgor under the Borrower Operating Agreement, including, without limitation, (A) all of the Pledgor’s interest in the capital of the Borrower, and all rights of the Pledgor as a member and, subject to Section 6.07 of the Credit Agreement, all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of the Membership Interests or pursuant to the Borrower Operating Agreement, (B) all other payments due or to become due to the Pledgor in respect of such Membership Interests or the Borrower Operating Agreement including but not limited to all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty due to or with respect to the Membership Interests or the Borrower Operating Agreement, (C) all claims of the Pledgor for damages arising out of or for breach of or default under the Borrower Operating Agreement, (D) the right of the Pledgor to terminate the Borrower Operating Agreement, to perform and exercise consensual or voting rights thereunder, including but not limited to the right, if any, to manage the Borrower’s affairs, to make determinations, to exercise any election or option or to give or receive any notice, consent, amendment, waiver or approval, and the right, if any, to compel performance and otherwise exercise all remedies thereunder, and (E) all rights of the Pledgor as a member of the Borrower, to all property and assets of the Borrower (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, chooses in action or otherwise);
          (b) all indebtedness owed to the Pledgor by the Borrower, and the instruments, if any, evidencing such indebtedness, and any and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect thereof or in exchange for any or all such indebtedness;
          (c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above); and
          (d) all certificates, instruments or other documents from time to time evidencing any of the foregoing, and all interest, earnings and other proceeds of any of the foregoing.
          The Pledgor agrees that this Agreement, the security interest granted pursuant to this Agreement and all rights, remedies, powers and privileges provided to the Collateral Agent under this Agreement are in addition to and not in any way affected or limited by any other security now or at any time held by the Collateral Agent to secure payment and performance of the Secured Obligations.
          SECTION 3. Security for Secured Obligations. The Collateral secures the prompt and complete payment and performance of all the Secured Obligations.
          SECTION 4. Representations and Warranties. The Pledgor represents and warrants to the Collateral Agent (on behalf of the Secured Parties), as to itself only, that:
          (a) Existence. The Pledgor is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. The Pledgor is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by Applicable Law, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Pledgor has all requisite power and authority and legal right (i) to own its properties and conduct its business substantially as contemplated by the Material Project Documents and Financing Documents to which it is a party and (ii) to execute, deliver, and perform its obligations under each Transaction Document to which it is a party and to consummate each of the transactions contemplated herein and therein.
          (b) Litigation. Except as set forth on Schedule 3.07 to the Credit Agreement, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Pledgor, threatened (in writing) against the Pledgor that has had or could reasonably be expected to have a Material Adverse Effect.
          (c) No Breach. The execution, delivery and performance by the Pledgor of this Agreement and the performance of its obligations thereunder do not and will not (i) violate the articles of organization or other organizational documents of the Pledgor, (ii) violate any provision of any Applicable Law, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Pledgor is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any Lien of any nature (other than any Permitted Encumbrance) upon or with respect to any of the properties now owned or hereafter acquired by such Loan Party except, in the case of (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.
          (d) Organizational Action. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on the part of the Pledgor. This Agreement has been duly executed and delivered by the Pledgor. This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (e) Title.
          (i) The Pledgor is the legal and beneficial owner of and has good title to the Collateral free and clear of all Liens, except for the security interest created by this Agreement and any Permitted Encumbrances.
          (ii) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement.
          (iii) The Membership Interests are “certificated securities” as such term in defined in Article 8 of the UCC.
          (f) Valid Security. This Agreement creates a valid security interest in the Collateral securing the payment of all the Secured Obligations.
          (g) Financing Statements. The appropriate financing statements (the “Financing Statements”) have been presented (or are in a form to be presented immediately following the Closing Date) for filing under the Uniform Commercial Code (the “UCC”) as in effect in the jurisdiction of the Pledgor’s formation.
                    (h) Authorizations and Perfection. Except for the filing of the Financing Statements, no consent of any other Person and no Governmental Approvals or other action by, or notice to or filing with, any other Person is required for (i) the execution, delivery or performance by the Pledgor of this Agreement, except to the extent that the failure to obtain, maintain, make or provide any such consent, Governmental Approvals, other action, filing or notice could not reasonably be expected to have a Material Adverse Effect on the ability of the Pledgor to perform its obligations hereunder, (ii) the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement, (iii) the validity, perfection or maintenance of the security interest created hereby or (iv) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Collateral pursuant to this Agreement or as provided by law, except for those which have been duly obtained or made and, in the case of the maintenance of perfection, for the filing of continuation statements under the UCC, and as may be required in connection with any disposition of any portion of the Collateral (x) by laws affecting the offering and sale of securities generally, (y) by laws regulating the ownership or transfer of public utilities or electric utilities or their assets or (z) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable foreign competition laws.
                    (i) Names; Changes in Circumstances. The full and correct legal name, type of organization, jurisdiction of organization and organizational ID number (if applicable) of the Pledgor as of the date hereof are correctly set forth in Annex 2. The Pledgor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (b) except as specified in Annex 2, heretofore changed its name, or (c) except as specified in Annex 3, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.
                    (j) Pledged Interests. As at the date hereof (a) the Membership Interests identified in Annex 1 constitute all of the issued and outstanding membership interest in the Borrower and (b) there are no other issued and outstanding membership interests in the Borrower.
                    (k) Options, Restrictions, Etc. There are no outstanding agreements, options and contracts to sell all or any portion of the Collateral. No part of the Collateral is subject to the terms of any agreement restricting the sale or transfer of such Collateral, except for the Secured Obligation Documents and the Borrower Operating Agreement. No Person has any right to purchase or terminate any or all of the membership interests in the Borrower except pursuant to the terms of this Agreement, any other Secured Obligation Document and the Borrower Operating Agreement.
                    (l) Compliance with Laws and Obligations. The Pledgor is in compliance with all Applicable Laws, except to the extent that non-compliance with such Applicable Laws could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          SECTION 5. Covenants. The Pledgor covenants and agrees that:
          (a) Books and Records. The Pledgor shall:
          (i) keep full and accurate books and records relating to the Collateral, and, to the extent requested by the Collateral Agent, stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and
          (ii) permit officers and designated representatives of the Collateral Agent to examine and make copies of the books, records and documents of the Pledgor and to discuss the affairs, finances and accounts of the Pledgor with the Pledgor’s principal officers and independent accountants (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract) with the participation of the Pledgor with reasonable advance notice to the Pledgor and during normal business hours of the Pledgor.
          (b) Performance of the Borrower Operating Agreement. The Pledgor shall not, without the written consent of the Collateral Agent, cancel or terminate the Borrower Operating Agreement or consent to or accept any cancellation or termination thereof; amend or otherwise modify the Borrower Operating Agreement in any material respect if such amendment or modification would materially impair the value of the interest or rights of the Pledgor thereunder; or waive any material default under or material breach of the Borrower Operating Agreement, except in each case as permitted by the Financing Documents. In addition, it will not consent to any transaction for the termination, dissolution or winding up of, or the merger or consolidation with any other Person by, the admission of additional members to, or otherwise effect or change the structure or organization of the Borrower, except in each case as permitted by the Financing Documents.
          (c) Defense of Collateral. The Pledgor will defend the Collateral against all claims and demands of all Persons (other than the Collateral Agent and the other Secured Parties and the holders of Permitted Encumbrances) claiming an interest in any of the Collateral. It will discharge or cause to be discharged all Liens on any or all of the Collateral, except for the security interests under this Agreement and Permitted Encumbrances.
          (d) Location of Office; Name. The Pledgor shall keep its principal place of business, where it keeps its records concerning the Collateral, at its address specified on the signature page hereof; or, upon 30 days’ prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 6 shall have been taken with respect to the Collateral. Without at least 30 days’ prior written notice to the Collateral Agent, the Pledgor shall not change its name from or its jurisdiction of organization from the name or jurisdiction, respectively, set forth in Annex 2.
          (e) Disposition of Collateral. Unless permitted by the Financing Documents, the Pledgor shall not transfer, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral (other than the pledge, hypothecation and security interest created pursuant to this Agreement) unless (i) such transfer, sale, assignment or disposition would not violate any Applicable Law or Governmental Approvals, and the Agents shall have received an opinion of counsel to the effect that such transfer, sale, assignment or disposition will not cause the Project to be in violation with any material Governmental Approvals or any Project Document, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such transfer, sale, assignment or disposition or would result therefrom, (iii) no Change of Control will result from such transfer, sale, assignment or disposition, (iv) such transfer, sale, assignment or disposition could not reasonably be expected to have a Material Adverse Effect, and (v) the Person to acquire such Collateral shall become a party to this Agreement by executing an assumption agreement pursuant to Section 20, and such Person shall deliver such evidence of corporate action, opinions of counsel and such other documentation with respect to such assumption agreement and this Agreement.
          (f) Liens. The Pledgor will not create, incur, assume or suffer to exist any Lien upon any Collateral (other than Permitted Encumbrances) or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.
          (g) Voting Rights. The Pledgor shall exercise any and all management, voting and other consensual rights pertaining to the Borrower Operating Agreement and the Borrower, in a manner which is not inconsistent with the terms of this Agreement and the other Secured Obligation Documents.
          (h) Maintenance of Existence. The Pledgor shall preserve and maintain its legal existence as a Delaware limited liability company; provided, that, the Pledgor may convert its form to another Delaware entity if (A) to the extent required to maintain the Lien of the Collateral Agent in the Membership Interests, the Pledgor enters into another pledge agreement having substantially similar terms as provided herein, granting a Lien to the Collateral Agent in the Membership Interests and (B) such change of legal form would not result in a Secured Obligation Default or Secured Obligation Event of Default or a default under any Material Project Document that would reasonably be expected to have a Material Adverse Effect.
          SECTION 6. Continued Perfection of Security Interest.
          (a) The Pledgor agrees that it will not take any actions or fail to perform any of its duties or obligations under this Agreement so that after giving effect to such action or inaction the Collateral Agent will not then, or with the passage of time cease to, have a perfected security interest in any of the Collateral.
          (b) Concurrently with the execution herewith, the Pledgor shall deliver all certificates or instruments representing or evidencing the Collateral to Collateral Agent, if any, and all such certificates or instruments shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Collateral Agent. Collateral Agent shall have sole possession and control of such certificates and instruments until payment in full of the Secured Obligations. Collateral Agent shall have the right, at any time in its discretion, upon the occurrence and during the continuation of an Event of Default and upon notice to the Pledgor (but only where such notice may be given without violating Applicable

Law), to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.
          (c) The Pledgor agrees that from time to time the Pledgor shall take or cause to be taken all action reasonably required to maintain the security interests (and the priority of such security interest) in the Collateral granted hereunder. The Pledgor shall execute, file and record or cause to be executed, filed and recorded any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) as reasonably requested by the Collateral Agent for such purpose, including the payment of all associated fees and other charges in connection therewith. The Pledgor shall discharge any Lien (other than Permitted Encumbrances) on the Collateral to which it has an interest.
          (d) The Pledgor hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law. Unless as directed by the Pledgor or the Administrative Agent in writing (and subject to clause (d) of Section 9.03(a) of the Credit Agreement) to prepare, file or record any financing statement, continuation statement or other instrument or ensure the preparation, filing or recording of the same, the Collateral Agent has no obligation to prepare, file or record any financing statement, continuation statement or other instrument or ensure the preparation, filing or recording of the same.
          (e) With respect to any Collateral that constitutes an uncertificated security, to the extent that the Borrower has elected to have its Membership Interests governed by Article 8 of the UCC, the Pledgor will cause the Borrower to either (i) register the Collateral Agent as the registered owner of such security or (ii) agree with such Pledgor and Collateral Agent that the Borrower will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor, such agreement to be in form and substance satisfactory to the Administrative Agent (such agreement being an “Uncertificated Security Control Agreement”).
          SECTION 7. Pledgor’s Rights.
          (a) Voting Rights. Unless a Secured Obligation Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all voting and other rights with respect to the Collateral; provided, however, that no vote shall be cast, right exercised or other action taken by the Pledgor which (i) could reasonably be expected have a Material Adverse Effect or (ii) is inconsistent with Section 5(g).
          (b) Distributions. All distributions paid or payable in respect of the Membership Interests of the Pledgor may be paid to and retained by the Pledgor to the extent not prohibited by the Credit Agreement or any other Financing Document. During the continuance of any Secured Obligation Event of Default, any and all distributions paid or payable in respect of the Membership Interests (whether paid in cash, securities or other property) shall be, and shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
          SECTION 8. Obligations of the Pledgor and Rights of Collateral Agent. Anything herein to the contrary notwithstanding, (a) the Pledgor shall remain liable under the Borrower Operating Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the Borrower Operating Agreement and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under the Borrower Operating Agreement by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder, unless the Collateral Agent has agreed in writing to be so obligated.
          If the Pledgor fails to perform any agreement contained herein, subject to receipt of notice from the Collateral Agent and after applicable cure periods, the Collateral Agent may itself perform, or cause performance of, such agreement and the Collateral Agent shall deliver a written notification to the Pledgor of such decision to perform, or cause the performance of, any such agreement, and the Collateral Agent shall exercise reasonable care and act diligently in all such cases, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 11.
          The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, and the duties set forth in Section 9-207 of the Uniform Commercial Code, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, unless the Collateral Agent has agreed in writing to be so obligated.
          Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent (acting in accordance with the Credit Agreement and other Financing Documents), as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

          SECTION 9. Remedies of Collateral Agent. At any time after a Secured Obligation Event of Default occurs and is continuing, the Collateral Agent has the right to do any or all of the following:
          (a) The Collateral Agent may exercise any and all rights and remedies of the Pledgor under or in connection with the Borrower Operating Agreement, the Membership Interests or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Borrower Operating Agreement and all rights of such Pledgor to control the operations of the Borrower. In addition, the Collateral Agent may, but shall not be obligated to cure any default by the Pledgor under the Borrower Operating Agreement.
          (b) The Collateral Agent shall have the right in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral.
          (c) Upon written notice of the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon, so long as the Secured Obligation Event of Default is continuing, have the sole right to exercise or refrain from exercising in a reasonable manner such voting and other consensual rights in aid of foreclosure or other enforcement of its security interest in the Collateral.
          (d) The Collateral Agent may (i) notify the Borrower to make payment and performance due to the Pledgor under the Borrower Operating Agreement to the Collateral Agent, (ii) extend the time of payment and performance of, or compromise or settle for cash, credit or otherwise, and upon any terms and conditions, the obligations of the Pledgor under the Borrower Operating Agreement, (iii) file any claims, commence, maintain, settle or discontinue any actions, suits or other proceedings deemed by the Collateral Agent in its sole discretion necessary or advisable for the purpose of collecting upon the Collateral or enforcing the Borrower Operating Agreement, and (iv) execute any instrument and do all other things deemed necessary and proper by the Collateral Agent in its sole discretion to protect and preserve and permit the Collateral Agent to realize upon the Collateral and the other rights contemplated thereby.
          (e) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC, and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ written notice, in a manner provided in Section 14, to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (f) In view of the position of the Pledgor in relation to the Collateral, or because of other current or future circumstances, questions may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Collateral, to the extent commercially reasonable, limit the purchasers to those who will agree, among other things, to acquire Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that, in light of the foregoing restrictions and limitations, the Collateral Agent, in a commercially reasonable manner, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Collateral or part thereof shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, neither the Collateral Agent nor any other Secured Party shall incur any responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in a commercially reasonable manner, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed the price at which the Collateral Agent sells. The Pledgor agrees that sales made pursuant to this paragraph are made in a commercially reasonable manner.
          (g) All payments made under or in connection with the Borrower Operating Agreement, the Membership Interests, or otherwise in respect of the Collateral and received by the Collateral Agent may, in the discretion of the Collateral Agent and to the extent permitted by applicable law, be held by the Collateral Agent as collateral for the Secured Obligations, and then or as soon thereafter as is reasonably practicable applied in whole or in part by the Collateral Agent in accordance with Section 3.06 of the Collateral Agency Agreement.
          (h) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such agreement.

          SECTION 10. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, upon the occurrence of and during the continuance of a Secured Obligation Event of Default, in the Collateral Agent’s discretion to take any and all actions authorized or permitted to be taken by the Collateral Agent under this Agreement or by law, including but not limited to the power to:
          (a) take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement;
          (b) to ask for, demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;
          (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and
          (d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or desirable for the collection of any of the Collateral or to enforce compliance with the terms and conditions of the Borrower Operating Agreement.
          SECTION 11. Indemnity and Expenses. The Pledgor agrees to reimburse (to the extent reimbursement has not already been made by the Borrower under the Credit Agreement) each of the Secured Parties for all reasonable and documented out-of-pocket costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel but limited to one counsel and one financial advisor to the Lenders) in connection with (a) any Secured Obligation Event of Default and any enforcement or collection proceeding against the Pledgor resulting from a Secured Obligation Default or a Secured Obligation Event of Default or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of the Borrower under this Agreement and (b) the enforcement of this Section 11, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 2.
          SECTION 12. Security Interest Absolute. Until terminated in accordance with Section 15, the obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Obligation Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Obligation Document; (c) any furnishing of any additional security (including, without limitation, any assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to the other Security Documents) to the Collateral Agent or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Collateral Agent; or (d) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor.
          SECTION 13. Amendments; Etc. The terms of this Agreement may be amended, supplemented, waived or otherwise modified only by an instrument in writing duly executed by the Pledgor, the Borrower and the Collateral Agent (acting in accordance with the Collateral Agency Agreement). Any such amendment, supplement, waiver or modification shall be binding upon the Collateral Agent and each Secured Party, each holder of any of the Secured Obligations, the Borrower and the Pledgor. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.
          SECTION 14. Address for Notices. All notices and other communications hereunder shall be given (in the manner specified in the Credit Agreement) to the parties hereto at the addresses specified under their respective names on the signature pages hereto, or as to any party at such other address as shall be designated by such party in a written notice to each other party.
          SECTION 15. Continuing Assignment; Pledge and Security Interest; Release. This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date and (b) inure to the benefit of, and be enforceable by, the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer all or any portion of its rights in the Secured Obligations to the extent and in the manner provided in the Secured Obligation Documents, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at no expense to the Collateral Agent, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
          SECTION 16. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.
          SECTION 17. Headings. The headings of the various articles, sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.
          SECTION 18. Governing Law; Jurisdiction; Etc.
          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Financing Document shall, except as provided in clause (d) below, be brought in the courts of the State of New York in the County of New York or of the United

States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.
          (c) Waiver of Venue. Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (d) Rights of the Secured Parties. Nothing in this Section shall limit the right of the Secured Parties to refer any claim against the Pledgor to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
          (e) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          SECTION 19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
          SECTION 20. Additional Pledgors. One or more Qualifying Transferees may become party to this Agreement by executing and delivering to each Agent an assumption agreement substantially in the form of Exhibit A hereto, in which case such Qualifying Transferee shall, from and after the date of such execution and delivery, be for all purposes a “Pledgor” hereunder and the Annexes hereto shall be supplemented in the manner specified in such assumption agreement and such Qualifying Transferee shall be deemed to have made the representations and warranties in Section 4 hereof as of such date.
          SECTION 21. Non-Recourse. Notwithstanding anything herein or in any other Transaction Document to the contrary, the obligations of the Pledgor under this Agreement, and any certificate, notice, instrument or document delivered pursuant hereto, are obligations solely of the Pledgor and do not constitute a debt or obligation of (and no recourse shall be made with respect to) any other Pledgor, as applicable, or any of their respective Affiliates (other then the Pledgor), or any shareholder, partner, member, officer, director or employee of the Pledgor, the Borrower, any other Pledgor, or such Affiliates (collectively, the “Non-Recourse Parties”), except as hereinafter set forth in this Section or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable by any Secured Party against any Non-Recourse Party, except as hereinafter set forth in this Section or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. Notwithstanding any of the foregoing, it is expressly understood and agreed that nothing contained in this Section shall in any manner or way (i) restrict the remedies available to any Agent or Lender to realize upon the Collateral or under any Transaction Document, or constitute or be deemed to be a release of the Obligations secured by (or impair the enforceability of) the Liens and security interests and possessory rights created by or arising from any Financing Document or (ii) release, or be deemed to release, any Non-Recourse Party from liability for its own fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any Transaction Document to which such Non-Recourse Party is a party.
          SECTION 22. Applicability of other Secured Obligation Documents. In amplification of, and notwithstanding any other provisions of this Agreement, in connection with its obligations hereunder, the Collateral Agent has all of the rights, powers, privileges, exculpations, protections and indemnities as provided to it in the other Secured Obligation Documents.
          SECTION 23. Borrower’s Consent and Covenants. The Borrower hereby consents to the assignment and grant of a security interest in the Collateral by the Pledgor to Collateral Agent and to the exercise by Collateral Agent of all rights and powers assigned or delegated to Collateral Agent by the Pledgor hereunder. The Borrower further agrees to perform all covenants and obligations herein which, by their express or implied terms, are to be performed by the Borrower.
[SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

MIRANT MARSH LANDING HOLDINGS, LLC, as the Pledgor
By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Mirant Marsh Landing Holdings, LLC c/o Mirant Corporation 1155 Perimeter Center West Atlanta, Georgia 30338
Attn: J. William Holden III Tel: 678 579 7728 Fax: 678 579 7332 Email: william.holden@mirant.com
With copy to: Attn: Steve Nickerson Tel: 678 579 6440 Fax: 678 579 5951 Email: steve.nickerson@mirant.com
Signature Page to Pledge Agreement

MIRANT MARSH LANDING, LLC, as the Borrower
By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Mirant Marsh Landing Holdings, LLC c/o Mirant Corporation 1155 Perimeter Center West Atlanta, Georgia 30338
Attn: J. William Holden III Tel: 678 579 7728 Fax: 678 579 7332 Email: william.holden@mirant.com
With copy to: Attn: Steve Nickerson Tel: 678 579 6440 Fax: 678 579 5951 Email: steve.nickerson@mirant.com
Signature Page to Pledge Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

Address for notice:

60 Wall Street
MSNYC 60-2710
NY, NY 10005
Attn: Trust and Securities Services
Project Finance — Account Manager
Tel: 212-250-7727
Fax: 732-578-4636
Email: yana.kislenko@db.com, li.jiang@db.com

Signature Page to Security Agreement

ANNEX 1
Membership Interests

	Issuer’s
	Jurisdiction of
Issuer	Organization	Class	Certificate No.
Mirant Marsh Landing, LLC	Delaware	Membership Interests	1

Annex 1 to Pledge Agreement

ANNEX 2
Filing Details

Legal Name	Type of Organization	Jurisdiction of Organization
Mirant Marsh Landing Holdings, LLC	Limited liability company	Delaware
Annex 2 to Pledge Agreement

ANNEX 3
New Debtor Events
     None.
Annex 3 to Pledge Agreement

EXHIBIT A to
PLEDGE AGREEMENT
FORM OF
ASSUMPTION AGREEMENT
     ASSUMPTION AGREEMENT dated as of ________ __, 201[_], is delivered by [NAME OF ADDITIONAL PLEDGOR], a ________ [corporation] (the “Additional Pledgor”), in connection with the Pledge Agreement dated as of October 8, 2010 (the “Pledge Agreement”) among Mirant Marsh Landing Holdings, LLC, Mirant Marsh Landing, LLC, and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings herein ascribed thereto in the Pledge Agreement.
     The Additional Pledgor hereby represents and warrants that on the date hereof it shall acquire the membership interests in the Borrower identified in the supplement to Annex 1 to the Pledge Agreement specified in Appendix A hereto from [name of transferring Pledgor]. Pursuant to Section 20 of the Pledge Agreement, by executing and delivering this Assumption Agreement the Additional Pledgor shall become a party to the Pledge Agreement as a Pledgor for all purposes of the Pledge Agreement, and the Additional Pledgor agrees to be bound by and perform all obligations of a Pledgor under the Pledge Agreement with the same force and effect as if originally named as a Pledgor thereunder (and the Additional Pledgor hereby supplements each of the Annexes to the Pledge Agreement in the manner specified in Appendix A hereto). Without limiting the generality of the foregoing, the Additional Pledgor hereby pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and to, all of its presently owned or hereafter acquired right, title and interest in the Collateral, including all membership interests or shares of capital stock of whatever class of the Borrower, now or hereafter owned by the Additional Pledgor, all certificates representing the same (if any), all rights and benefits of the Additional Pledgor under the Borrower Operating Agreement and all proceeds of the foregoing.
     The Additional Pledgor hereby makes the representations and warranties set forth in Section 4 of the Pledge Agreement, with respect to itself and its obligations under this Assumption Agreement and the Pledge Agreement, as if: (a) each reference to the Pledge Agreement in such Section 4 also included reference to this Assumption Agreement, (b) each Annex to the Pledge Agreement is supplemented in the manner specified in Appendix A hereto and (c) [insert references to any other technical changes to the representations that may be necessary to tailor the representations to the Additional Pledgor]. The Additional Pledgor hereby instructs its counsel to deliver any opinions to the Collateral Agent required to be delivered in connection with the execution and delivery hereof.
Exhibit A to Pledge Agreement

          IN WITNESS WHEREOF, the Additional Pledgor has caused this Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR]
By:
Name:
Title:

Accepted and agreed: DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Exhibit A to Pledge Agreement

Appendix A
SUPPLEMENT[S] TO ANNEX[ES] TO PLEDGE AGREEMENT
Supplement to Annex 1:
[to be completed]
[Supplement to Annex 2:
[to be completed]
Supplement to Annex 3:
[to be completed]
Exhibit A to Pledge Agreement